UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2012

ALTERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (408) 544-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b)
Effective January 26, 2012, Misha R. Burich no longer serves as Senior Vice President, Research and Development of Altera Corporation (the "Company"). Dr. Burich remains an employee of the Company and serves as Senior Vice President and Chief Technology Officer, effective January 26, 2012.
(d)
On January 26, 2012, the Company announced the election of Thomas H. Waechter to serve as a new member of the Company's board of directors and compensation committee, effective January 26, 2012. Mr. Waechter is currently President and Chief Executive Officer of JDS Uniphase Corporation. Mr. Waechter will participate in the non-employee director compensation arrangements described in the Company's 2011 proxy statement. He will receive an annual cash retainer of $50,000 for his service on the board of directors and an annual cash retainer of $10,000 for his service on the compensation committee. As a new non-employee director, Mr. Waechter will receive a stock option grant of 40,000 shares upon first becoming a director. In connection with the election, the Company entered into an indemnification agreement with Mr. Waechter, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors, which was filed with the Securities and Exchange Commission as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2008.
A copy of the press release announcing Mr. Waechter's election is included herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press Release dated January 26, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E.Schuelke
Katherine E.Schuelke Senior Vice President, General Counsel, and Secretary
Dated : January 30, 2012

EXHIBIT INDEX

Exhibit No.       Description

99.1	Press Release dated January 26, 2012